                                                                      EXHIBIT 12

                             TRANSWORLD AIRLINES
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                        AND PREFERRED STOCK DIVIDENDS

                                                    Prior Predecessor Company                Predecessor Company
                                         --------------------------------------- ----------------------------------------
                                                                   Ten months     Two months                 Eight months
                                                                   ----------     ----------                 ------------
                                                Year ended            ended         ended      Year ended       ended
                                                ----------            -----         -----      ----------       -----
                                         December 31,  December 31,  October 31,  December 31,  December 31,   August 31,
                                         ------------  ------------  -----------  ------------  ------------   ----------
                                             1991         1992          1993          1993         1994          1995
                                             ----         ----          ----          ----         ----          ----
                                                               (Amounts in Thousands, except for ratio)
Loss from operations
  before income taxes                      $   (513)   $(314,292)    $(362,620)     $(88,140)   $(432,869)    $(338,309)
Add:
  Interest on
    indebtedness (1)                        333,810      110,096        91,877        31,204      195,352       123,247
  Portion of rents
    representative of the
    interest factor                          67,594       67,700        57,821        12,198       87,122        60,849
                                           --------    ---------     ---------      --------    ---------     ---------
  Income as adjusted                       $400,891    $(136,496)    $(212,922)     $(44,738)   $(150,395)    $(154,213)
                                           --------    ---------     ---------      --------    ---------     ---------
Fixed charges:
  Interest on
    indebtedness                           $333,810    $ 110,096     $  91,877      $ 31,204    $ 195,352     $ 123,247
  Capitalized interest                        3,536        3,099         2,104           267        2,133             -
  Portion of rents
    representative of the
    interest factor                          67,594       67,700        57,821        12,198       87,122        60,849
                                           --------    ---------     ---------      --------    ---------     ---------
  Fixed charges                            $404,940    $ 180,895     $ 151,802      $ 43,669    $ 284,607     $ 184,096
                                           --------    ---------     ---------      --------    ---------     ---------
Preferred stock dividends:
  Preferred stock dividend
    requirements (2)                       $ 85,249    $  85,350     $  71,125      $  2,425    $  15,000     $  11,554
  Tax adjustment                             54,503       54,568        45,473         1,550        9,590         7,387
                                           --------    ---------     ---------      --------    ---------     ---------
  Preferred stock dividends                $139,752    $ 139,918     $ 116,598      $  3,975    $  24,590     $  18,941
                                           --------    ---------     ---------      --------    ---------     ---------
Combined Fixed Charges and
  Preferred Stock Dividends                $544,692    $ 320,813     $ 268,400      $ 47,644    $ 309,197     $ 203,037
                                           --------    ---------     ---------      --------    ---------     ---------
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                              0.74        (0.43)        (0.79)        (0.94)       (0.49)        (0.76)
                                           --------    ---------     ---------      --------    ---------     ---------
Deficiency                                 $143,801    $ 457,309     $ 481,322      $ 92,382    $ 459,592     $ 357,250
                                           --------    ---------     ---------      --------    ---------     ---------

                                              Reorganized   Predecessor   Reorganized
                                                Company       Company       Company
                                              -----------   ------------  ------------
                                              Four months   Three months  Three months
                                              -----------   ------------  ------------
                                                 ended         ended         ended
                                                 -----         -----         -----
                                              December 31,    March 31,     March 31,
                                              ------------    ---------     ---------
                                                  1995          1995          1996
                                                  ----          ----          ----
                                              (Amounts in Thousands, except for ratio)
Loss from operations
  before income taxes                           $(32,268)    $(122,753)     $(74,278)
Add:
  Interest on
    indebtedness (1)                              45,917        51,937        33,547
  Portion of rents
    representative of the
    interest factor                               32,131        23,168        23,435
                                                --------     ---------      --------
  Income as adjusted                            $ 45,780     $ (47,648)     $(17,296)
                                                --------     ---------      --------
Fixed charges:
  Interest on
    indebtedness                                $ 45,917     $  51,937      $ 33,547
  Capitalized interest                                 -             -           650
  Portion of rents
    representative of the
    interest factor                               32,131        23,168        23,435
                                                --------     ---------      --------
  Fixed charges                                 $ 78,048     $  75,105      $ 57,632
                                                --------     ---------      --------
Preferred stock dividends:
  Preferred stock dividend
    requirements (2)                            $  4,751     $   3,750      $  3,997
  Tax adjustment                                   3,038         2,398         2,555
                                                --------     ---------      --------
  Preferred stock dividends                     $  7,789     $   6,148      $  6,552
                                                --------     ---------      --------
Combined Fixed Charges and
  Preferred Stock Dividends                     $ 85,837     $  81,253      $ 64,184
                                                --------     ---------      --------
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                                   0.53         (0.59)        (0.27)
                                                --------     ---------      --------
Deficiency                                      $ 40,057     $ 128,901      $ 81,480
                                                --------     ---------      --------

  (1) Includes amoritization of debt expense.
  (2) Preferred stock dividend requirements for the three months ended March 31, 1996 exclude special dividend requirements of $20.0 million in connection with the early redemption of the 12% Preferred Stock.